Exhibit 5.1

Dentons US LLP 1221 Avenue of the Americas, New York NY 10020-1089 United States dentons.com

November 7, 2023

Aurora Technology Acquisition Corp.

4 Embarcadero Center

Suite 1449

San Francisco, California 94105

Re:	Aurora Technology Acquisition Corp.
Registration Statement on Form S-4
Registration No. 333-271890

Ladies and Gentlemen:

We have acted as special legal counsel to Aurora Technology Acquisition Corp., a Cayman Islands exempted company ( “ATAK”), in connection with the Registration Statement on Form S-4, initially filed with the U.S. Securities and Exchange Commission (the “Commission”) on May 12, 2023 (File No. 333- 271890), as amended and supplemented through the date hereof pursuant to the Securities Act of 1933, as amended (the “Act”) (such Registration Statement, as amended or supplemented, is hereafter referred to as the “Registration Statement”), relating to the Business Combination Agreement, dated February 26, 2023 (as amended and supplemented from time to time, the “Business Combination Agreement”) by and among ATAK, Aurora Technology Merger Sub Corp., a Nevada corporation and a direct, wholly-owned subsidiary of ATAK (“ATAK Merger Sub”), and DIH Holding US, Inc., a Nevada corporation (“DIH”). Pursuant to the Business Combination Agreement, ATAK will change its jurisdiction of incorporation to Delaware (the “Domestication”) pursuant to Part XII of the Companies Law (Revised) of the Cayman Islands and domesticate as a Delaware corporation in accordance with Section 388 of the General Corporation Law of the State of Delaware (the “DGCL”) by filing a certificate of corporate domestication simultaneously with a certificate of incorporation, in each case in respect of ATAK with the Secretary of State of the State of Delaware (the “Delaware Secretary of State”). The Domestication is subject to the approval of the shareholders of ATAK. In connection with the transactions contemplated by the Business Combination Agreement (collectively, the “Transactions”), ATAK will be renamed “DIH Holding US, Inc.” and is referred to herein as “New DIH.” We refer herein to ATAK following effectiveness of the Domestication as “New DIH.”

In connection with the Domestication: (i) each of the then issued and outstanding Class B ordinary shares of ATAK, par value $0.0001 per share (each a “Class B Ordinary Share”) will convert automatically, on a one-for-one basis, into a share of Class B common stock, par value $0.0001 per share, of ATAK (after the Domestication) (the “Domesticated Class B Common Stock”); (ii) each of the then issued and outstanding Class A ordinary shares of ATAK, par value $0.0001 per share (each a “Class A Ordinary Share”) will convert automatically, on a one-for-one basis, into a share of Class A common stock, par value $0.0001 per share, of ATAK (after the Domestication) (the “New DIH Class A Common Stock”); (iii) each of the then issued and outstanding warrants, each two warrants representing the right to purchase one Class A Ordinary Share, will convert automatically into warrants to acquire shares of New DIH Class A Common Stock pursuant to the related warrant agreement (each warrant, a “New DIH Warrant”); (iv) each of the then issued and outstanding rights, each ten rights representing the right to receive one Class A Common Share, will convert automatically into rights to receive shares of New DIH Class A Common Stock (each right, a “New DIH Right”); and (v) each of the then issued and outstanding units of ATAK will be canceled and each holder will be entitled to one share of New DIH Class A Common Stock, one New DIH Warrant and one New DIH Right.

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Immediately prior to the Business Combination, each of the then issued and outstanding shares of Domesticated Class B Common Stock will convert automatically, on a one-for-one basis, into a share of New DIH Class A Common Stock (the “Sponsor Share Conversion”).

This opinion is being rendered in connection with the registration under the above-referenced Registration Statement of: (i) 52,078,123 shares of New DIH Class A Common Stock issuable upon conversion of the ATAK Class A Ordinary Shares and the cancellation of the ATAK Units and (ii) 26,670,000 New DIH Warrants issuable upon conversion of the ATAK Warrants and the cancellation of the ATAK Units.

In connection with the preparation of this opinion, we have, among other things, reviewed:

a.	a copy of the Business Combination Agreement, filed as Annex A-1 to the Registration Statement;

b.	the Registration Statement;

c.	the form of proposed certificate of incorporation of New DIH, to be filed with the Delaware Secretary of State (the “Certificate of Incorporation”), in the form filed as Annex B to the Registration Statement;

d.	the form of proposed bylaws of New DIH, to be adopted by New DIH (the “Bylaws”), in the form filed as Annex C to the Registration Statement;

e.	the form of proposed amended and restated certificate of incorporation of New DIH, to be filed with the Delaware Secretary of State (the “A&R Certificate of Incorporation”), in the form filed as Annex D to the Registration Statement;

f.	the form of proposed amended and restated bylaws of New DIH, to be adopted by New DIH (the “A&R Bylaws”), in the form filed as Annex D to the Registration Statement;

g.	the form of proposed certificate of corporate domestication of ATAK, to be filed with the Delaware Secretary of State (the “Certificate of Domestication”), in the form of Exhibit G to the Business Combination Agreement;

h.	a copy of the ATAK Specimen Unit Certificate, filed as Exhibit 4.1 to the registration statement on Form S-1 (Registration No. 333-261753) filed by ATAK on January 24, 2022 (the “Form S-1”);

i.	a copy of the Specimen ATAK Class A Ordinary Share Certificate, filed as Exhibit 4.2 to the Form S-1 filed by ATAK;

j.	a copy of the Specimen Warrant Certificate, filed as Exhibit 4.3 to the Form S-1 filed by ATAK;

k.	a copy of the Specimen Rights Certificate, filed as Exhibit 4.4 to the Form S-1 filed by ATAK;

l.	a copy of the Warrant Agreement, filed as Exhibit 4.1 to the Current Report on Form 8-K on February 8, 2022;

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m.	a copy of the Rights Agreement, filed as Exhibit 4.2 to the Current Report on Form 8-K on February 8, 2022;

n.	a copy of the Specimen Class A Common Stock Certificate of New DIH, filed as Exhibit 4.8 to the Registration Statement filed by ATAK on November 7, 2023;

o.	a copy of the Specimen Warrant Certificate of New DIH, filed as Exhibit 4.9 to the Registration Statement filed by ATAK on November 7, 2023; and

p.	such other documents, records and other instruments as we have deemed necessary or appropriate in order to deliver the opinions set forth herein.

For purposes of this opinion, we have assumed the authenticity of all documents submitted to us as originals, the conformity to the originals of all documents submitted to us as copies and the authenticity of the originals of all documents submitted to us as copies. We have also assumed the legal capacity of all natural persons, the genuineness of the signatures of persons signing all documents in connection with which this opinion is rendered, the authority of such persons signing on behalf of the parties thereto and the due authorization, execution and delivery of all documents by the parties thereto other than ATAK. We have not independently established or verified any facts relevant to the opinion expressed herein, but have relied upon statements and representations of officers and other representatives of ATAK and others as to factual matters.

Subject to the assumptions, qualifications, exclusions and other limitations which are identified in this opinion, we advise you that:

1.	Upon (i) the effectiveness of the Domestication and (ii) the filing of the Certificate of Incorporation with the Delaware Secretary of State, the issued and outstanding ATAK Class A Ordinary Shares (including those currently held in the form of ATAK Units) will automatically convert by operation of law, on a one-for-one basis into duly authorized, validly issued, fully paid and non-assessable shares of New DIH Class A Common Stock.
2.	Upon (i) the effectiveness of the Domestication and (ii) the filing of the Certificate of Incorporation with the Delaware Secretary of State, each issued and outstanding New DIH Warrant will be a valid and binding obligation of New DIH, enforceable against New DIH in accordance with its terms under the laws of the State of New York.

In addition, in rendering the foregoing opinions we have assumed that:

(a).	Prior to effecting the Domestication and prior to the issuance of securities by New DIH: (i) the shareholders of ATAK will have approved, among other things, the Domestication; and (ii) all other necessary action will have been taken under the applicable laws of the Cayman Islands to authorize and permit the Domestication, and any and all consents, approvals and authorizations from applicable Cayman Islands governmental and regulatory authorities required to authorize and permit the Domestication will have been obtained; and
(b).	The current draft of the Certificate of Incorporation, in the form thereof submitted for our review, without alteration or amendment (other than identifying the appropriate date), will be duly authorized and executed and thereafter be duly filed with the Delaware Secretary of State in accordance with Section 103 of the DGCL; that no other certificate or document, other than the Certificate of Domestication as required under Section 388 of the DGCL, has been, or prior to the filing of the Certificate of Incorporation will be, filed by or in respect of ATAK with the Delaware Secretary of State; and that ATAK will pay all fees and other charges required to be paid in connection with the filing of the Certificate of Incorporation.

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In rendering this opinion, we have relied upon the opinion of Opinion of Dentons, Dinner Martin Attorneys, dated December 30, 2021, filed as Exhibit 5.2 to the registration statement on Form S-1 filed by ATAK.

Our opinions expressed above are subject to the qualifications that we express no opinion as to the applicability of, compliance with, or effect of (i) any bankruptcy, insolvency, reorganization, fraudulent transfer, fraudulent conveyance, moratorium or other similar law or judicially developed doctrine in this area (such as substantive consolidation or equitable subordination) affecting the enforcement of creditors’ rights generally, (ii) general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law), (iii) an implied covenant of good faith and fair dealing, (iv) public policy considerations which may limit the rights of parties to obtain certain remedies, (v) any requirement that a claim with respect to any security denominated in other than U.S. dollars (or a judgment denominated in other than U.S. dollars in respect of such claim) be converted into U.S. dollars at a rate of exchange prevailing on a date determined in accordance with applicable law, (vi) governmental authority to limit, delay or prohibit the making of payments outside of the United States or in a foreign currency or currency unit and (vii) any laws except the laws of the State of New York and the DGCL. We advise you that issues addressed by this letter may be governed in whole or in part by other laws, but we express no opinion as to whether any relevant difference exists between the laws upon which our opinions are based and any other laws which may actually govern. We do not find it necessary for the purposes of this opinion, and accordingly we do not purport to cover herein, the application of the securities or “Blue Sky” laws of the various states to the issuance of the securities covered by this opinion.

This opinion is limited to the specific issues addressed herein, and no opinion may be inferred or implied beyond that expressly stated herein. We assume no obligation to revise or supplement this opinion should the present laws of the State of New York or the DGCL be changed by legislative action, judicial decision or otherwise.

We hereby consent to the filing of this opinion with the Commission as Exhibit 5.1 to the Registration Statement. We also consent to the reference to our firm under the heading “Legal Matters” in the Registration Statement. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission.

Very truly yours,

/s/ Dentons US LLP
Dentons US LLP